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                                                                      Exhibit 11

        Computation of Earnings Per Common and Common Equivalent Share
                    (In thousands except per share amounts)

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
                                                                           Quarters Ended
                                                                       June 30        July 2
                                                                         1996          1995
Primary calculation:

      Net income                                                      $  11,137    $  10,065
                                                                      =========    =========


      Weighted average shares outstanding during the period              12,949       13,312

      Shares issuable in connection with stock plans less shares purchasable with proceeds using the average per share purchase
      price for the respective periods as shown below                       401          287
                                                                      ---------    ---------

      Total common and common equivalent shares - primary                13,350       13,599
                                                                      =========    =========
      Primary earnings per common and common equivalent share         $     .83    $     .74
                                                                      =========    =========

      Average share price for the period                              $   46.89    $   37.63
                                                                      =========    =========

Fully diluted calculation:

      Net income                                                      $  11,137    $  10,065
                                                                      =========    =========


      Weighted average shares outstanding during the period              12,949       13,312

      Shares issuable in connection with stock plans less shares purchasable with proceeds using the higher of the
      average or period end share price as shown below                      404          353
                                                                      ---------    ---------

      Total common and common equivalent shares - fully diluted          13,353       13,665
                                                                      =========    =========

      Fully diluted earnings per common and common equivalent share         .83          .74


      Higher of average or period end share price                     $   47.13    $   41.75
                                                                      =========    =========
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